UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    October 31, 2005

FiberNet Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-7841	52-2255974
(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 405-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of October 31, 2005, we amended and restated our 2005 Board of Directors Compensation Plan (the “Plan”). The amendment permits either the Chief Executive Officer or Chief Financial Officer to engage directors in providing consulting services that are outside of the scope of their normal board duties. Directors will be compensated with a $1,000.00 per diem fee (pro rated as necessary). The terms of the Plan expressly prohibit any such services or compensation from superseding satisfaction of the board independence requirements promulgated by the Securities and Exchange Commission and NASDAQ.

Item 1.02 Termination of a Material Definitive Agreement.

(a) On October 31, 2005, the Consulting Agreement dated as of February 1, 2005 between Michael S. Liss, our Chairman of the Board of Directors, and us was terminated by mutual agreement of the parties. We did not incur any early termination penalties in connection with this event.

(b) On October 31, 2005, the Consulting Agreement dated as of June 12, 2003 between Richard E. Sayers, our Vice Chairman of the Board of Directors, and us was terminated by mutual agreement of the parties. We did not incur any early termination penalties in connection with this event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIBERNET TELECOM GROUP, INC.

By:	/S/ EDWARD GRANAGHAN
Name: Edward Granaghan Title: Senior Vice President—Finance and Chief Financial Officer

Date: October 31, 2005